UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

ICON Income Fund Eight B L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-37504	13-4101114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Beaufort J.B. (“Beau”) Clarke, the Chairman and Chief Executive Officer of ICON Capital Corp., the General Partner of the Registrant (the “General Partner”), died unexpectedly on April 30, 2007.

(b) By action of the Board of Directors and stockholder of the General Partner, the following changes to the General Partner’s Board of Directors and executive management have been adopted effective May 1, 2007:

Thomas W. Martin, a Director, President, and Chief Operating Officer of the General Partner, has been appointed Chairman and Chief Executive Officer of the General Partner. Mr. Martin will continue to act as President of the General Partner.

Michael A. Reisner has been elected a Director of the General Partner. Mr. Reisner will continue to act as Executive Vice President and Chief Financial Officer of the General Partner.

Mark Gatto has been elected a Director of the General Partner and appointed Executive Vice President and Chief Acquisitions Officer of the General Partner. Mr. Gatto was previously Executive Vice President-Business Development.

Joel S. Kress has been appointed Executive Vice President-Business and Legal Affairs of the General Partner. Mr. Kress was previously Senior Vice President and General Counsel and will continue to act as Secretary of the General Partner.

The General Partner’s press release, dated May 1, 2007, announcing the death of Mr. Clarke and the foregoing personnel changes is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit
Number     Description

99.1     Press Release Issued May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT B L.P.
By: ICON CAPITAL CORP., its General Partner

Dated: May 1, 2007	By: /s/ Thomas W. Martin
Thomas W. Martin
President